UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ALL FOR ONE MEDIA CORP.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ALL FOR ONE MEDIA CORP.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

All For One Media Corp.

236 Sarles Street

Mt. Kisco, New York

INFORMATION STATEMENT

(Preliminary)

September 23, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of All For One Media Corp.

This notice and the accompanying Information Statement are being distributed to the holders of record (the “ Shareholders “) of the voting capital stock of All For One Media Corp., a Utah corporation (the “ Company “), as of the close of business on September 10, 2019 (the “ Record Date “), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act “) and the notice requirements of the Utah Revised Business Corporation Act (“ URBCA “). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “ Board “) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “ Written Consent “). The Written Consent approved the following actions:

•

The increase in the number of authorized shares of Common Stock from one billion five hundred million (1,500,000,000) shares of Common Stock to two billion two hundred million (2,200,000,000) shares of Common Stock (the “Authorized Share Increase”). The 5,000,000 authorized preferred shares of the Company shall remain the same.

The Written Consent is the only shareholder approval required to effect the Corporate Actions under URBCA, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Actions. The Corporate Actions, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.

We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about __________, 2019.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes the Authorized Share Increase is necessary and advisable in order for the Company to maintain the Company’s financing and capital raising ability.

Accordingly, it is the Board’s opinion that the Authorized Share Increase will better position the Company to continue and/or expand operations.

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INTRODUCTION

Section 16-10a-704 of the URBCA provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The URBCA, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about ___________, 2019.

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase approved by the Board of All For One Media Corp. (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders which hold a majority of the voting capital stock of the Company.

Preferred and Common Stock

As of September 10, 2019, there were issued and outstanding and issuable (i) 73,355,058 shares of Common Stock, and (ii) (ii) 51 shares of Series A Preferred Stock. Pursuant to Section 16-10a-704 of the URBCA, at least a majority of the common voting equity of the Company, or at least 74,850,459 votes (out of 149,700,917 total votes comprised of 73,355,058 Common Stock votes and 76,354,859 Series A Preferred Stock), are required to approve the Authorized Share Increase by written consent. The Majority Stockholder, who holds in the aggregate 5,064,386 shares of Common Stock, and 51 shares of Series A Preferred Stock (approximately 54.38% of the voting equity of the Company), has voted in favor of the Authorized Share Increase thereby satisfying the requirement under Section 16-10a-704 of the URBCA that at least a majority of the voting equity vote in favor of a corporate action by written consent.

In July 2017, the Board of Directors of the Company designated 51 shares of its Series A Preferred Stock (“Series A Preferred Stock”). The Series A Preferred Stock has no rights to receive dividends. Each one (1) share of the Series A Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (“Numerator”) divided by (y) 0.49 minus (z) the Numerator. The Series A Preferred Stock does not convert into equity of the Company. The Series A Preferred Stock does not contain any redemption provision and shall have no liquidation preference.

The following table sets forth the name of the Majority Stockholder, the number of shares of Series A Preferred Stock held by the Majority Stockholder, the total number of votes that the Majority Stockholder voted in favor of the Authorized Share Increase, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholder	Number of Series A Preferred Stock held	Number of Shares of Common Stock held and votes in favor	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action (1)
Brian Lukow	51	5,064,386	81,419,245	81,419,245	54.38%
Total	51	5,064,886	81,419,245	81,419,245	54.38%

______________

(1) Based on 73,355,058 shares of Common Stock and 51 shares of Series C Preferred Stock considered issued and outstanding as of September 10, 2019, which are the only classes of the Company’s voting securities.

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ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Certificate of Amendment to the Company’s Articles of Incorporation, as amended (the “Amendment”) with the Secretary of State of the State of Utah. We intend to file the Amendment with the Secretary of State of the State of Utah promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from one billion five hundred million (1,500,000,000) shares of Common Stock to two billion two hundred million (2,200,000,000) shares of Common Stock (the “Authorized Share Increase”). The five million shares of Preferred Stock authorized shall remain authorized.

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The purpose for the increase in the number of authorized shares is pursuant with the note-holder requirements to maintain the required reserves specified under each of the notes on the Company’s derivative table. Our Board of Directors believes it is in the best interest of our Company to increase the number of authorized shares of Common Stock in order to give us greater flexibility in considering and planning for future corporate needs, including, but not limited to, future financing and recapitalization efforts as well as other general corporate transactions. The Board of Directors believes that additional authorized shares of common stock will enable us to take timely advantage of market conditions and favorable financing and acquisition opportunities that become available to us. We do not have any definitive plans, arrangements, understandings or agreements regarding the issuance of the additional shares of common stock that will result from our adoption of the proposed Amendment.

The increase in the authorized number of shares of Common Stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of the additional shares of Common Stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the increase in the number of authorized shares of Common stock be used as a type of antitakeover device. Any additional Common Stock, when issued, would have the same rights and preferences as the shares of Common Stock presently outstanding.

The following table summarizes the principal effects of the increase in Authorized Shares:

Shares of Common Stock	Pre-Increase	Post- Increase
Issued/Outstanding	73,355,058	73,355,058
Authorized but Unissued Shares Reserved for Specific Purposes	1,350,362,883	1,350,362,883
(Shares to be issued upon conversion of notes, warrants, and preferred stock)
Shares issuable pursuant to current and planned acquisitions	0	0
Authorized but Unreserved Shares	76,282,059	776,282.059

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of September 10, 2019 of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of September 10, 2019, there were a total of 73,355,058 shares of Common Stock issued and outstanding and issuable. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The column titled “Percentage Beneficially Owned” shows the percentage of voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of September 10, 2019 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o 236 Sarles Street, Mt. Kisco, New York 10549.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Brian Lukow (3)	Common Stock	5,064,386	6.90%
Brian Gold (4)	Common Stock	4,138,580	5.64%
Aimee Ventura O’Brien (5)	Common Stock	1,478,580	2.01%
Directors and Officers as a Group		10,681,546	14.56%
Crazy for the Boys, LLC (6)	Common Stock	5,201,500	7.09%

__________________

1.

The number and percentage of shares beneficially owned is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2.	Based on 73,355,058 issued and outstanding shares of common stock as of September 10, 2019.

3.	Brian Lukow is a director and the Company’s President. Mr. Lukow’s ownership includes his interests in Crazy for the Boys, LLC.

4.

Brian Gold is a former director of the Company who resigned on August 20, 2019. He is considered an affiliate for ninety days following his resignation date. Mr. Gold’s ownership includes his interests in Crazy for the Boys, LLC.

5.	Aimee Ventura O’Brien is a director and the Company’s Secretary.

6.

Brian Lukow, the Company’s President and director, is the managing member of Crazy for the Boys, LLC and owns approximately 17% of CFTB. Brian Gold, a director of the Company, owns approximately 20% of CFTB.

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OUTSTANDING CONVERTIBLE NOTES

Our outstanding convertible notes are convertible into common stock based upon a discount to the market price of our common stock at the time of conversion. Therefore, the number of shares into which the notes are convertible varies with the market price of our common stock.

The total amount of the convertible debt is in the value of approximately $$3.5 million in principal as of September 10, 2019. The range of discount from the market price that are used to determine the various conversion prices is from forty five percent (45%) to sixty-one percent (61%). Based on the formulas in the convertible notes, the lower the stock price at the time of conversion, the more share the noteholders will receive upon conversion. There is no floor to the conversion price.

The Company does not have enough unissued shares to cover the required reserves for all outstanding convertible debt and may have much less unissued authorized shares to effect any significant conversion of preferred stock or warrant exercises. Therefore, as of September 10, 2019, we have no unreserved but unissued shares available for other corporate purposes due to the range of discount from the market price to determine the various conversion prices. The price of our Common Stock on the over-the-counter market on September 10, 2019, closed at $0.0135.

The following table summarizes the number of shares that could be issued upon conversion based upon a reasonable range of market prices:

Number of Shares
25% below the most recent actual price	491,228,071
50% below the most recent actual price	736,842,106
75% below the most recent actual price	1,473,684,211

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Quarterly Report on Form 10-Q for the three months ended June 30, 2019 filed on August 14, 2019;

(2)	Registration Statement on Form 10-12G/A filed on January 27, 2017; and

(3)	Annual Report on Form 10-K for the year ended September 30, 2018 filed on January 15, 2019.

You may request a copy of these filings, at no cost, by writing All For One Media Corp., at 236 Sarles Street, Mt. Kisco, New York 10549, or telephoning the Company at (914) 574-6174. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 236 Sarles Street, Mt. Kisco, New York 10549, or telephoning the Company at (914) 574-6174.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Brian Lukow

Chief Executive Officer

Dated: September 23, 2019

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